UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 31, 2020, 1847 Goedeker Inc. (“1847 Goedeker”), a subsidiary of 1847 Holdings LLC (“1847 Holdings”), filed a Registration Statement on Form S-1 (File No. 333-248510) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the distribution by 1847 Holdings to its shareholders of 3,325,000 shares of the common stock of 1847 Goedeker. At 4:00 p.m. on October 16, 2020, the SEC entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended. On October 19, 2020, 1847 Goedeker filed a final prospectus, dated October 16, 2020 (the “Final Prospectus”), with the SEC.

As stated in the Final Prospectus, 1847 Holdings will distribute approximately 2,660,000 of these shares to the holders of its common shares and approximately 665,000 of these shares to 1847 Partners LLC, the manager of 1847 Holdings (the “Manager”), who is the sole owner of its outstanding allocation shares.

The board of directors of 1847 Holdings set the record date for this distribution as October 15, 2020.  As of the record date, 1847 Holdings had 3,744,013 common shares and 1,000 allocation shares issued and outstanding. Holders of 1847 Holdings’ common shares at the close of business on the record date are entitled to receive the shares distributed on a pro rata basis and the Manager will receive all of the shares being distributed to holders of the allocation shares. Consequently, the common shareholders will receive shares of 1847 Goedeker’s common stock at a ratio of 0.710467618568632 shares of 1847 Goedeker’s common stock for each common share of 1847 Holdings that they held on the record date.

1847 Holdings expects to make the distribution on October 23, 2020, or as soon as practicable thereafter.

For additional information, please see the Final Prospectus filed with the SEC, a copy of which is also being mailed to the shareholders of 1847 Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2020	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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